As filed with the Securities and Exchange Commission on March 21, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

KINETIK HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	81-4675947
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2700 Post Oak Boulevard, Suite 300

Houston, Texas 77056

(713) 621-7330

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jamie Welch

2700 Post Oak Boulevard, Suite 300

Houston, Texas 77056

(713) 621-7330

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lindsay Ellis General Counsel Kinetik Holdings Inc. 2700 Post Oak Boulevard, Suite 300 Houston, Texas 77056 (713) 621-7330	Douglas E. McWilliams Scott D. Rubinsky Vinson & Elkins L.L.P. 845 Texas Ave., Suite 4700 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of The Securities Act. ☐

EXPLANATORY NOTE

In connection with its acquisition of Durango Permian LLC, Kinetik Holdings Inc. entered into a registration rights agreement with the selling stockholder named herein (the “Registration Rights Agreement”). We are filing this registration statement to satisfy our obligation under the Registration Rights Agreement to register the resale of (i) the equity consideration issued at closing of the transaction on June 24, 2024 (the “Closing Date Equity Consideration”) and (ii) the deferred equity consideration to be issued on July 1, 2025 (the “Deferred Consideration”).

The Closing Date Equity Consideration registered hereby is subject to certain lock-up restrictions, pursuant to which the selling stockholder has agreed not to sell, dispose of or otherwise transfer any of the Closing Date Equity Consideration until June 24, 2025, subject to the terms and conditions of the Registration Rights Agreement.

PROSPECTUS

Kinetik Holdings Inc.

11,520,738 Shares of Class A common stock

On June 24, 2024 (the “Closing Date”), Kinetik Holdings LP (“Kinetik OpCo”) a subsidiary of Kinetik Holdings Inc. (the “Company”) acquired Durango Permian LLC and its wholly owned subsidiaries from the selling stockholder named herein (the “Durango Acquisition”). As consideration for the Durango Transaction, the selling stockholder received (i) 3,840,246 common units representing limited partner interests in Kinetik OpCo (“Common Units”), and a corresponding number of shares of Class C common stock, par value $0.0001 per share (“Class C common stock”), on the Closing Date (the “Closing Date Securities”) and (ii) the right to receive 7,680,492 Common Units, and a corresponding number of shares of Class C common stock, on July 1, 2025 (the “Deferred Consideration”). As further described under “Redemption Rights of Common Unitholders,” certain holders of Common Units may cause their Common Units (along with a corresponding number of shares of our Class C common stock) to be redeemed in the future for newly issued shares of our Class A common stock on a one-for-one basis. This prospectus relates to the offer and sale by the selling stockholder of 11,520,738 shares of Class A common stock issuable upon redemption of Common Units (along with a corresponding number of shares of our Class C common stock) issued or issuable in connection with the Durango Acquisition.

These shares of Class A common stock may be offered and sold by the selling stockholder named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under “Plan of Distribution.”

The selling stockholder may sell the shares of Class A common stock offered by this prospectus from time to time on any exchange on which the shares of Class A common stock are listed on terms to be negotiated with buyers. The selling stockholder may also sell the shares of Class A common stock in private sales or through dealers or agents. The selling stockholder may sell the shares of Class A common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholder will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of Class A common stock offered by this prospectus.

We are filing this prospectus pursuant to that certain Registration Rights Agreement, dated June 24, 2024 (the “Registration Rights Agreement”), by and among us, the Company and Durango Midstream LLC.

Our Class A common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “KNTK.” The last reported closing sales price of our Class A common stock on the NYSE on March 20, 2025 was $53.71 per share.

Our principal executive offices are located at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056, and our telephone number at that address is (713) 621-7330.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 7 of this prospectus for information on certain risks related to the purchase of our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 21, 2025.

We have not authorized any dealer, salesperson or other person to provide you with additional or different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any prospectus supplement are not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling stockholder may use this prospectus to offer and sell up to an aggregate of 11,520,738 shares of our Class A common stock from time to time. This prospectus generally describes Kinetik Holdings Inc. (the “Company,” “we,” “our” or “us”) and the Class A common stock that our selling stockholder may offer. The selling stockholder may deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents by Reference,” before buying any of the securities being offered. The selling stockholder may sell its shares of Class A common stock through any means described below under the heading “Plan of Distribution”.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus until the termination of each offering under this prospectus (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

•	Our Annual Report on Form 10-K for the year December 31, 2024, filed with the SEC on March 3, 2025.

•

Our Current Reports on Form 8-K and 8-K/A, as applicable, filed with the SEC on August  30, 2024, January  16, 2025, March  13, 2025 and March 19, 2025 (in each case, other than documents or information that is furnished and deemed not to have been filed as indicated therein).

•

The portions of the definitive proxy statement on Schedule 14A, filed with the SEC on April 8, 2024, incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 5, 2024.

•

The description of our Class A common stock as set forth in our Registration Statement on  Form 8-A, filed with the SEC on October 11, 2022, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023.

These reports contain important information about us, our financial condition and our results of operations.

These documents can be accessed free of charge on our website at www.kinetik.com. Information on our website is not incorporated by reference into this prospectus. You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Kinetik Holdings Inc.

2700 Post Oak Boulevard, Suite 300

Houston, Texas 77056

Phone: (713) 621-7330

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.

We also make available free of charge on our website at www.kinetik.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s website.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus and the documents incorporated by reference herein contain various statements, including those that express belief, expectation or intention, as well as those that are not statements of historic fact, that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

All statements other than statements of historical fact included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans, and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “continue,” “seek,” “guidance,” “might,” “outlook,” “possibly,” “potential,” “prospect,” “should,” “would,” or similar terminology, but the absence of these words does not mean that a statement is not forward looking. Although we believe that the expectations reflected in such forward-looking statements are reasonable under the circumstances, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, assumptions about:

•	the market prices of oil, natural gas, NGLs, and other products or services;

•	competition from other pipelines, terminals or other forms of transportation and competition from other service providers for gathering system capacity and availability;

•	production rates, throughput volumes, reserve levels, and development success of dedicated oil and gas fields;

•	our future financial condition, results of operations, liquidity, compliance with debt covenants and competitive position;

•	our future revenues, cash flows and expenses;

•	our access to capital and our anticipated liquidity;

•	our future business strategy and other plans and objectives for future operations;

•	the amount, nature and timing of our future capital expenditures, including future development costs;

•	the risks associated with potential acquisitions, divestitures, new joint ventures or other strategic opportunities;

•	the recruitment and retention of our officers and personnel;

•	the likelihood of success of and impact of litigation and other proceedings, including regulatory proceedings;

•	our assessment of our counterparty risk and the ability of our counterparties to perform their future obligations;

•	the impact of federal, state and local political, regulatory and environmental developments where we conduct our business operations;

•	the occurrence of an extreme weather event, terrorist attack or other event that materially impacts project construction and our operations, including cyber or other operational electronic systems;

•	our ability to successfully implement, execute and achieve our sustainability goals and initiatives;

•	our ability to successfully implement our stock repurchase program;

•	our ability to integrate operations or realize any anticipated benefits, savings or growth of business combinations;

•

general economic and political conditions, epidemics or pandemics and actions taken by third parties in response to such epidemics or pandemics, the impact of continued inflation, central bank policy actions, bank failures and associated liquidity risks; and

•

other factors disclosed in “Part I, Item 1A. — Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 3, 2025, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Report on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K).

We expressly qualify in their entirety all forward-looking statements attributable to us or any person acting on our behalf by the cautionary statements contained or referred to in this section.

These risks and uncertainties are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

ABOUT US

In this prospectus, unless the context indicates otherwise, when we refer to “we,” “us,” “our,” and “the Company,” we are describing Kinetik Holdings Inc. and its wholly owned subsidiaries on a consolidated basis.

Overview

We are an integrated midstream energy company in the Permian Basin providing comprehensive gathering, transportation, compression, processing and treating services. Our core capabilities include a variety of service offerings including natural gas gathering, transportation, compression, treating and processing; NGLs stabilization and transportation; produced water gathering and disposal; and crude oil gathering, stabilization, storage and transportation. We have approximately 2.2 Bcf/d of cryogenic natural gas processing capacity strategically located across Texas and New Mexico. Such capacity will increase to approximately 2.4 Bcf/d once the Kings Landing Project is completed, which is expected in mid-2025. As measured by processing capacity, we are the fourth largest natural gas processor in the Delaware Basin and fourth largest across the entire Permian Basin. In addition, we have equity interests in three long-term contracted pipelines transporting natural gas, NGLs, and crude oil from the Permian Basin to the U.S. Gulf Coast.

We have two reportable segments which are strategic business units with various products and services. The Midstream Logistics segment operates under three service offerings, 1) gas gathering and processing, 2) crude oil gathering, stabilization and storage services and 3) produced water gathering and disposal. The Pipeline Transportation segment consists of three equity method investment pipelines originating in the Permian Basin with various access points to the U.S. Gulf Coast, as well as Kinetik NGL and Delaware Link Pipelines. The pipelines transport crude oil, natural gas and NGLs within the Permian Basin and to the U.S. Gulf Coast. For additional information about our company, please read the documents listed under “Incorporation of Certain Documents by Reference.”

Company Information

The Company is a holding company, whose only significant assets are ownership of the non-economic general partner interest and an approximate 38% limited partner interest in Kinetik OpCo. As the owner of the non-economic general partner interest in Kinetik OpCo, the Company is responsible for all operational, management and administrative decisions related to and consolidates the results of Kinetik OpCo and its subsidiaries.

We are a Delaware corporation. Our principal executive offices are located at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056, and our telephone number at that address is (713) 621-7330. Our website address is www.kinetik.com. Information contained on our website does not constitute part of this prospectus.

As used in this prospectus, the “Company,” “we,” “our,” “us” or like terms mean Kinetik Holdings Inc. and its consolidated subsidiaries unless we state otherwise or the context otherwise requires.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Class A common stock offered under this prospectus. Any proceeds from the sale of Class A common stock under this prospectus will be received by the selling stockholder. We will pay all expenses related to this offering, other than underwriting discounts and commissions related to the shares sold by the selling stockholder.

REDEMPTION RIGHTS OF COMMON UNITHOLDERS

Pursuant to the Third Amended and Restated Limited Partnership Agreement of Kinetik OpCo, as amended from time to time (the “Kinetik OpCo LPA”), certain holders of Common Units have, subject to certain limitations, the right (the “Redemption Right”) to cause Kinetik OpCo to acquire all or a portion of its Common Units, for, at Kinetik OpCo’s election, (i) shares of our Class A common stock at a redemption ratio of one share of Class A common stock for each Common Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends, reclassification and other similar transactions, or (ii) an equivalent amount of cash. Alternatively, upon any exercise of any Redemption Right, we (instead of Kinetik OpCo) will have the right (a “Direct Exchange”) to, for administrative convenience, acquire each tendered Common Unit directly from the redeeming unitholder for, at our election, (i) one share of our Class A common stock, subject to conversion rate adjustments for stock splits, stock dividends, reclassification and other similar transactions, or (ii) an equivalent amount of cash. In connection with any redemption of Common Units pursuant to a Redemption Right or acquisition of Common Units pursuant to a Direct Exchange, a corresponding number of shares of Class C common stock will be cancelled. As holders exchange their Common Units, our limited partner interest in Kinetik OpCo will be correspondingly increased, the number of shares of Class A common stock outstanding will be increased, and the number of shares of Class C common stock outstanding will be reduced.

SELLING STOCKHOLDER

The selling stockholder named below may offer and sell from time to time in the future up to an aggregate of 11,520,738 shares of our Class A common stock, par value $0.0001 per share. The term “selling stockholder” includes the stockholder listed in the table below and its transferees, pledgees, donees, assignees or other successors.

We are filing this prospectus pursuant to the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, we will pay all expenses relating to the offering of these shares, except that the selling stockholder will pay any underwriting discounts or commissions. We will indemnify the selling stockholder against liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus.

Pursuant to the Registration Rights Agreement, the selling stockholder has agreed, subject to certain customary exceptions, not to directly or indirectly sell, offer or agree to sell, or otherwise transfer, or loan or pledge, through swap or hedging transactions, or grant any option to purchase, make any short sale or otherwise dispose of the Closing Date Securities (and any shares of Class A Common Stock issued upon redemption thereof) until June 24, 2025, subject to the terms and conditions of the Registration Rights Agreement.

The table below sets forth information as of March 21, 2025 regarding the beneficial ownership of shares of our Class A common stock held by the selling stockholder and the number of shares of our Class A common stock that may from time to time be offered or sold pursuant to this prospectus.

Information concerning the selling stockholder may change from time to time and any changed information may be set forth in supplements to this prospectus, if and when necessary. The selling stockholder may offer all, some or none of its shares of Class A common stock. We cannot advise you as to whether the selling stockholder will in fact sell any or all of such shares of Class A common stock. In addition, the selling stockholder listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. As described in “Redemption Rights of Common Unitholders” above, certain holders of Common Units may cause their Common Units (along with a corresponding number of shares of our Class C common stock) to be redeemed in the future for newly issued shares of our Class A common stock on a one-for-one basis. As of March 17, 2025, we had 60,264,462 shares of Class A common stock and 97,696,784 shares of Class C common stock outstanding. Assuming the issuance of the Deferred Consideration and the exchange of 11,520,738 Common Units (together with an equal number of shares of our Class C common stock) held by the selling stockholder named herein for an equivalent number of shares of our Class A common stock, as of March 17, 2025, there would have been 71,785,200 shares of our Class A common stock and 97,696,784 shares of our Class C common stock outstanding. The beneficial ownership information presented below assumes that all 11,520,738 Common Units, together with the cancellation of an equivalent number of shares of Class C common stock, held by the selling stockholder named below have been redeemed in exchange for an equivalent number newly issued of shares of Class A common stock. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholder and that the selling stockholder does not acquire any additional shares. Information in the table below is based on information filed with the SEC or obtained from the selling stockholder named below.

				Percentage of Class A Common Stock Beneficially Owned
Name of Selling Stockholder	Shares of Class A Common Stock Beneficially Owned Prior to this Offering	Number of Shares of Class A Common Stock Being Sold (Assuming All Shares Registered Hereunder Are Sold)	Shares of Class A Common Stock Beneficially Owned After this Offering	Before Offering	After Offering (Assuming All Shares Registered Hereunder Are Sold)
Durango Midstream LLC(1)(2)(3)	11,520,738	11,520,738	—	16.05%	—%

(1)

Consists of (i) 3,840,246 shares of Class C common stock and an equal number of Common Units issued at the closing of the Durango Acquisition and (ii) 7,680,492 shares of Class C common stock and an equal number of Common Units to be issued as Deferred Consideration.

(2)

Subject to the terms of the Kinetik OpCo LPA, each Common Unit, together with one share of Class C common stock, is redeemable for one newly issued share of Class A common stock. Please read “Redemption Rights of Common Unitholders.”

(3)

Durango Midstream is the record holder of the shares reported herein. The business address of Durango Midstream is 3 Diligent Way, Tomball, Texas 77375. Durango Midstream is affiliated with a registered broker-dealer. Durango Midstream is a wholly-owned subsidiary of Durango Investment Holdings LLC. Durango Investment Holdings LLC is ultimately owned by various investment vehicles that are managed by MS Capital Partners Advisor Inc. and for which MS Energy Partners GP LP serves as general partner. Morgan Stanley is the ultimate parent of MS Capital Partners Advisor Inc.

Material Relationships with Selling Stockholder

In connection with the Durango Acquisition, the Company and the selling stockholder entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company has agreed to file the registration statement of which this prospectus forms a part, registering for resale shares of Class A Common Stock issuable or issued upon exchange of the shares of Class C Common Stock and OpCo Units received by the selling stockholder in the Durango Acquisition (the “Registrable Securities”). The selling stockholder also has the right to demand that the Company undertake an underwritten offering of Registrable Securities so long as such offering is expected to result in proceeds of at least $100 million, subject to certain other limitations. In addition, the selling stockholder has certain “piggyback” rights if the Company or other holders of the Company’s securities undertake an underwritten offering, subject to customary cutbacks. The selling stockholder has also agreed, subject to certain customary exceptions, not to directly or indirectly sell, offer or agree to sell, or otherwise transfer, or loan or pledge, through swap or hedging transactions, or grant any option to purchase, make any short sale or otherwise dispose of the OpCo Units and shares of Class C Common Stock (and any shares of Class A Common Stock issued upon redemption thereof) issued to the selling stockholder at closing until June 24, 2025.

Pursuant to the Observer Rights Agreement by and among the Company, Kinetik OpCo and the selling stockholder entered into in connection with the closing of the Durango Acquisition, the selling stockholder is entitled to appoint one observer to the board of directors of the Company for so long as it has the right to receive Deferred Consideration and until the date that it ceases to hold at least 6,000,000 shares of Class A common stock or Class C common stock.

Any applicable prospectus supplement, amendment or other permissible disclosure document will also disclose whether the selling stockholder has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain material provisions of our securities does not purport to be complete. You should refer to our Third Amended and Restated Certificate of Incorporation, as amended (our “Charter”), and our Amended and Restated Bylaws (“Bylaws”), which are included as exhibits to the registration statement of which this prospectus forms a part. The summary below is also qualified by reference to the provisions of the Delaware General Corporation Law (“DGCL”).

Authorized Capital Stock

Our authorized capital stock consists of: (i) 1,500,000,000 shares of Class A common stock; (ii) 1,500,000,000 shares of Class C common stock; and (iii) 50,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class A common stock and Class C common stock vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law. Unless specified in our Charter or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of shares of Common Stock that are voted is required to approve any such matter voted on by our stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by our board of directors out of funds legally available therefor.

In the event of a liquidation, dissolution, or winding up of the Company, our Class A stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Common Stock.

A holder of Class C common stock may transfer shares of Class C common stock to any transferee (other than us) only if, and only to the extent permitted by the Kinetik OpCo LPA, such holder also simultaneously transfers an equal number of such holder’s common units representing limited partner interests in Kinetik OpCo to such transferee in compliance with the Kinetik OpCo LPA. In addition, the holders of Class C common stock, voting as a separate class, will be entitled to approve any amendment, alteration, or repeal of any provision of our Charter that would alter or change the powers, preferences or relative, participating, optional or other special rights of the Class C common stock. Holders of Class C common stock are not entitled to any dividends and are not entitled to receive any of our assets in the event of any voluntary or involuntary liquidation, dissolution, or winding up of our affairs.

Preferred Stock

Our Charter provides that up to 50,000,000 shares of Preferred Stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, or relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors can, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our board of directors to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no Preferred Stock outstanding at the date hereof. Although we do not currently intend to issue any shares of Preferred Stock, we cannot assure you that we will not do so in the future.

Dividends

Holders of Class A common stock are entitled to receive ratable dividends when, as, and if declared by our board of directors out of funds legally available therefor. Holders of Class C common stock are not entitled to any dividends from the Company.

Our Transfer Agent

The transfer agent for our Common Stock is Broadridge Corporate Issuer Solutions, LLC. We have agreed to indemnify Broadridge Corporate Issuer Solutions, LLC in its roles as transfer agent, its agents and each of its affiliates, consultants, directors, officers, and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct, or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Charter and Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

•

on or after the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Our Charter requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers, and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Special meeting of stockholders

Our Charter provides that at any time when any stockholder beneficially owns, in the aggregate, at least 10% in voting power of our Common Stock entitled to vote generally in the election of directors, special meetings of the stockholders for any purpose or purposes shall also be called by or at the direction of our board of directors or the Chairman of our board of directors at the request of such stockholder.

Action by written consent

Unless otherwise provided in the Charter and subject to the terms of any preferred stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to us in accordance with the DGCL.

Listing of Securities

Our shares of Class A common stock are listed on the New York Stock Exchange under the symbol “KNTK.”

PLAN OF DISTRIBUTION

All shares of Class A common stock being offered under this prospectus are being offered on behalf of the selling stockholder. Sales of shares pursuant to this prospectus may be made on the NYSE, in the over-the-counter market or otherwise at prices and on terms then prevailing, at prices related to the then current market price or at negotiated prices that are other than prevailing market prices or related to the then current market prices (in each case as determined by the selling stockholder). Sales may be made directly or through agents designated from time to time, or through dealers or underwriters to be designated or in negotiated transactions.

The shares may be sold by any one or more of the following methods:

•	through a firm commitment or best efforts underwriting;

•

through a block trade (which may involve crosses) in which the selling stockholder’s broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker or dealer as principal and resale by the broker or dealer for their account pursuant to this prospectus;

•	through exchange distributions and/or secondary distributions in accordance with the rules of the NYSE;

•	through ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through privately negotiated transactions;

•	through the distribution of the shares by the selling stockholder to its partners, members or stockholders;

•	through the writing of options, swaps, forwards or other derivatives (including put or call options), whether the options, swaps or derivatives are listed on an options exchange or otherwise;

•	through short sales;

•	“at the market” or through market makers or into an existing market for the shares; or

•	through any other method permitted by applicable law.

In addition, the selling stockholder may from time to time sell securities in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, the selling stockholder may be required by the securities laws of certain states to offer and sell the shares of Class A common stock only through registered or licensed brokers or dealers.

Any selling agents, underwriters or broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder, from purchasers of shares for whom they act as agents or from both sources. The selling stockholder do not expect these discounts, concessions or commissions to exceed what is customary in the types of transactions involved. The selling stockholder will be responsible for any commissions, underwriting discounts or similar charges on the sale of shares under this prospectus.

The selling stockholder may pledge or grant a security interest in some or all of the shares of Class A common stock it owns and, if the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Class A common stock from time to time pursuant to a prospectus or any amendment to such prospectus under Rule 424(b)(3) or other applicable provision of the

Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under such prospectus. The selling stockholder also may transfer and donate the shares of Class A common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of such prospectus.

The selling stockholder and any broker-dealers, agents and underwriters that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with the sales. Any commissions, and any profit on the resale of shares, received by the selling stockholder and any such broker-dealers, agents or underwriters may be deemed to be underwriting discounts and commissions. Any underwriters, brokers, dealers and agents who participate in any sale of the securities may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. We may indemnify underwriters, brokers, dealers and agents against specific liabilities, including liabilities under the Securities Act.

The selling stockholder will be subject to applicable provisions of the Exchange Act, and the associated rules and regulations thereunder, including Regulation M, which provisions may affect the marketability of the shares.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements of Kinetik Holdings Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The balance sheets of Permian Highway Pipeline LLC as of December 31, 2024 and 2023, and the related statements of income, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements and the report of KPMG LLP, independent registered public accounting firm, all contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, are incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The audited financial statements of Durango Permian LLC as of December 31, 2023 and for the year then ended included in current report on Form 8-K/A of Kinetik Holdings Inc. filed August 30, 2024 and incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

Prospectus

11,520,738 Shares of Class A common stock

March 21, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby.

SEC registration fee		$94,470.47
FINRA filing fee		—
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Our Charter provides that our officers and directors are indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Charter provides that our officers and directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as officers or directors, unless they: violated their duty of loyalty to us or our stockholders; acted in bad faith; knowingly or intentionally violated the law; with respect to any director, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions; derived an improper personal benefit from their actions as officers or directors; or, with respect to any officer, in any action by or in the right of us.

Our bylaws permit us to secure insurance on behalf of any officer, director, or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. In addition, we have entered into indemnification agreements with certain of our directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16.	Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Kinetik Holdings Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Description
1.1**	Form of Underwriting Agreement for each of the securities registered hereby.

3.1	Third Amended and Restated Certificate of Incorporation of Kinetik Holdings Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 28, 2022).

3.2	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of Kinetik Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 2, 2023).

3.3	Amended and Restated Bylaws of Kinetik Holdings Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 28, 2022).

4.1	Amended and Restated Stockholders Agreement, dated as of October 21, 2021, by and among Kinetik Holdings Inc., APA Corporation, Apache Midstream LLC, New BCP Raptor Holdco, LLC, BCP Raptor Aggregator, LXP, BX Permian Pipeline Aggregator, LP, Buzzard Midstream, LLC and BCP Raptor Holdco, LP (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 28, 2022).

4.2	Second Amended and Restated Registration Rights Agreement, dated as of February 22, 2022, by and among Kinetik Holdings Inc., Apache Midstream LLC, BCP Raptor Aggregator, LP, BX Permian Pipeline Aggregator, LP, Buzzard Midstream, LLC and the other holders party thereto (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on February 28, 2022).

4.3	Registration Rights Agreement, dated as of June 24, 2024, by and among Kinetik Holdings Inc. and Durango Midstream LLC (incorporated herein by reference to exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 28, 2024)

4.4	Indenture, dated June 8, 2022, by and among Kinetik Holdings Inc., as parent, Kinetik Holdings LP, as issuer, and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 14, 2022).

4.5	Form of 5.875% Senior Notes Due 2030 (included in Exhibit 4.3) (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on June 14, 2022).

4.6	Indenture, dated December 6, 2023, by and among Kinetik Holdings Inc., Kinetik Holdings LP and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 6, 2023).

4.7	Form of 6.625% Sustainability-Linked Senior Notes (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on December 6, 2023).

5.1	Opinion of Vinson & Elkins L.L.P.

10.1	Third Amended and Restated Agreement of Limited Partnership, dated as of October 21, 2021 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 28, 2022).

10.2	Membership Interest Purchase Agreement, dates as of May 9, 2024, by and among Kinetik Holdings Inc., Kinetik Holdings LP and Durango Midstream, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 13, 2024).

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.2	Consent of KPMG LLP relating to the financial statements of Kinetik Holdings Inc.

23.3	Consent of KPMG LLP relating to the financial statements of Permian Highway Pipeline LLC.

23.4	Consent of Grant Thornton LLP relating to the financial statements of Durango Permian LLC.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

107	Filing Fee Table

**	To be filed by amendment or as an exhibit to a current report on Form 8-K of Kinetik Holdings Inc.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 21, 2025.

KINETIK HOLDINGS INC.

By:	/s/ Jamie Welch
Name:	Jamie Welch
Title:	Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jamie Welch and Lindsay Ellis, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jamie Welch Jamie Welch	Chief Executive Officer, President and Director (Principal Executive Officer)	March 21, 2025

/s/ Steven Stellato Steven Stellato	Executive Vice President, Chief Accounting and Chief Administrative Officer (Principal Financial Officer and Principal Accounting Officer)	March 21, 2025

/s/ David I. Foley David I. Foley	Chair	March 21, 2025

/s/ John-Paul Munfa John-Paul Munfa	Director	March 21, 2025

/s/ Karen Putterman Karen Putterman	Director	March 21, 2025

Name	Title	Date

/s/ William Ordemann William Ordemann	Director	March 21, 2025

/s/ Laura A. Sugg Laura A. Sugg	Director	March 21, 2025

/s/ Kevin S. McCarthy Kevin S. McCarthy	Director	March 21, 2025

/s/ Michael A. Kumar Michael A. Kumar	Director	March 21, 2025

/s/ D. Mark Leland D. Mark Leland	Director	March 21, 2025

/s/ Deborah Byers Deborah Byers	Director	March 21, 2025